SECOND AMENDMENT, WAIVER AND AGREEMENT

            THIS SECOND AMENDMENT, WAIVER AND AGREEMENT (this "Amendment") is made and entered into as of this 29th day of June, 1999, by and among GT Interactive Software Corp., a Delaware corporation, as Borrower, the Lenders identified on the signature pages hereto, and First Union National Bank, as Administrative Agent for the Lenders.

                              Statement of Purpose

            Pursuant to the terms of the Credit Agreement dated as of September 11, 1998 (as heretofore amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the lenders parties thereto (the "Lenders") and the Administrative Agent, the Lenders agreed to make certain Extensions of Credit to the Borrower as more particularly described therein. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Credit Agreement.

            The Borrower has requested that the Lenders agree to amend and waive certain provisions of the Credit Agreement as set forth more fully below.

            Subject to the terms and conditions hereof, the Lenders are willing to agree to such requested amendments and waiver.

            NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. AMENDMENTS.

            1.1 Amendments to Section 1.1 (Definitions). Section 1.1 of the Credit Agreement is hereby amended by (a) deleting in their entirety the definitions of the following terms: "Applicable Margin", "Borrowing Base", "EBIT", "Investment Account", "Leverage Ratio", "Material Subsidiary", "Obligations", "Pledge Agreement", "Security Agreement", "Subordinated Debt", "Tangible Net Worth" and "UCC" and (b) adding the following new defined terms in their proper alphabetical order:

                  "Acceptable Agreement" means a fully executed definitive agreement with respect to a sale or recapitalization of, or a merger transaction involving, the Borrower and its Subsidiaries pursuant to which the Obligations will be repaid in full at the closing of such sale, recapitalization or merger.

                  "Borrowing Base" means as of any date of determination, an amount equal to the sum of (a) fifty percent (50%) of the aggregate actual invoice amount of Eligible Accounts, plus (b) the lesser of (i) twenty-five percent (25%) of the aggregate cost of Eligible Inventory and (ii) $30,000,000, plus (c) during the period from the Second

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                                                                               2


         Amendment Effective Date through and including March 31, 2000, $20,000,000; provided that the percentages set forth in clauses (a) and
         (b) above may be adjusted, and the Borrowing Base otherwise amended, supplemented or otherwise modified, in a manner satisfactory to the Borrower and the Administrative Agent (with the consent of all Lenders).

                  "Business Plan" means the three (3) year business plan prepared by the Borrower and delivered to the Administrative Agent and the Lenders on or about June 22, 1999, as such Business Plan is modified within thirty (30) days after the Second Amendment Effective Date solely to provide a monthly statement of income and cash flows for each fiscal month to occur after the Second Amendment Effective Date during Fiscal Year 2000.

                  "Capital Expenditures" means for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Borrower and its Consolidated Subsidiaries for such period.

                  "Concentration Account" means the account to be established by the Borrower and maintained at the office of the Administrative Agent at 301 South College Street, Charlotte, North Carolina, that shall be used for the daily concentration of funds received by the Borrower or any of its Subsidiaries (a) from the domestic operation of their respective businesses or (b) in the United States from the foreign operation of their respective businesses.

                  "Obligations" means the Borrower's obligations under the Loan Documents in respect of the unpaid principal of and interest on the Notes (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Lender and the Lenders in respect of the Loans, the Notes, the Letters of Credit, the L/C Obligations, any Hedging Agreements permitted or required hereunder, the Concentration Account or any cash management arrangements with any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents, the Letters of Credit, the L/C Obligations, any Hedging Agreements permitted or required hereunder, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

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                                                                               3


                  "Pledge Agreement" means the Amended and Restated Pledge Agreement, dated as of June 29, 1999, executed by the Borrower and the Guarantors named therein in favor of the Administrative Agent, for the ratable benefit of the Lenders and the Administrative Agent, as amended, modified or supplemented from time to time.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 29, 1999, executed by the Borrower and the Lenders, as amended, modified or supplemented from time to time.

                  "Second Amendment" means the Second Amendment, Waiver and Agreement, dated as of June 29, 1999, to this Agreement.

                  "Second Amendment Effective Date" means the Effective Date under and as defined in the Second Amendment.

                  "Security Agreement" means the Amended and Restated Security Agreement, dated as of June 29, 1999, executed by the Borrower and the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders and the Administrative Agent, as amended, modified or supplemented from time to time.

                  "Shareholder Subordinated Debt" means the $30,000,000 of unsecured Subordinated Debt to be provided to the Borrower by certain shareholders of the Borrower on or before July 30, 1999 in accordance with, and subject to all of the terms and conditions contained in, the Shareholder Subordinated Debt Commitment Letter and the Shareholder Subordinated Debt Notes.

                  "Shareholder Subordinated Debt Commitment Letter" means the fully executed commitment letter dated the Second Amendment Effective Date and attached as Exhibit A to the Second Amendment which, together with the Shareholder Subordinated Debt Notes, sets forth the terms and conditions on which certain shareholders of the Borrower have unconditionally agreed to provide the Shareholder Subordinated Debt to the Borrower on or before July 30, 1999 unless, on or before July 29, 1999, the Obligations have been indefeasibly paid in full in cash (or cash collateralized in the case of L/C Obligations) and the Aggregate Commitment terminated.

                  "Shareholder  Subordinated  Debt Notes"  means the  promissory notes, each in the form attached as Exhibit A to the Shareholder Subordinated Debt Commitment Letter, executed by the Borrower evidencing the Borrower's obligations in respect of the Shareholder Subordinated Debt and setting forth the terms of the subordination of the Shareholder Subordinated Debt to the Obligations.

                  "Subordinated Debt" means the collective  reference to Debt on
         Schedule 6.1(t) hereof designated as Subordinated Debt, the Shareholder Subordinated Debt and any other Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the

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                                                                               4


         Obligations and containing such other terms and conditions, all as reasonably satisfactory to the Required Lenders.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended, modified or supplemented from time to time.

                  "Warrant Agreement" means the Warrant Agreement, dated as of June 29, 1999, executed by the Borrower and the Lenders, as amended, modified or supplemented from time to time.

                  "Warrants" means the warrants to be issued on the Second Amendment Effective Date by the Borrower to the Lenders pursuant to the Warrant Agreement, together with the warrant certificates evidencing such warrants.

                  1.2 Amendment to Section 2.3 (Repayment of Loans). Section 2.3 of the Credit Agreement is hereby amended by adding new paragraphs (e) and (f) at the end of said Section as follows:

                  "(e) Concentration Account. The outstanding principal amount of the Loans shall be prepaid on each Business Day on or after July 30, 1999 to the extent that funds on deposit in the Concentration Account on such Business Day exceed $1,000,000. Amounts prepaid pursuant to this paragraph (e) may be reborrowed.

                  (f) Shareholder Subordinated Debt. On or before July 30, 1999, the Borrower shall apply the $30,000,000 of proceeds of the Shareholder Subordinated Debt to the repayment of the outstanding Loans. Notwithstanding Section 2.5(b)(i), amounts prepaid pursuant to this
         Section 2.3(f) may be reborrowed.".

                  1.3 Amendment to Section 2.5 (Permanent Reduction of Aggregate Commitment). Section 2.5(b) is hereby amended by adding the following phrase at the end of clause (i) contained in said Section: "or any issuance of any class of capital stock of the Borrower or any Subsidiary (other than (A) in connection with the exercise of employee stock options or the sale to employees of such capital stock pursuant to their employment arrangements, (B) the issuance of capital stock by a Subsidiary to the Borrower to the extent permitted by Section
10.4 and (C) up to $30,000,000 of Net Cash Proceeds from any other such issuance of capital stock)".

                  1.4 Amendment to Section 2.6 (Termination of Credit Facility).
Section 2.6 of the Credit Agreement is hereby amended by deleting the reference to "September 11, 2001" contained in said Section and by substituting therefor a reference to "June 30, 2000".

                  1.5 Amendment to Section 3.1 (L/C Commitment). Section 3.1 of the Credit Agreement is hereby amended by deleting the reference to "North Carolina" contained in said Section and by substituting therefor a reference to "New York".

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                                                                               5


                  1.6 Amendment to Section 3.3  (Commissions and Other Charges).
Section  3.3(a) of the  Credit  Agreement  is hereby  amended  by  deleting  the reference to "the Applicable Margin" contained in such Section and by substituting therefor a reference to "4%".

                  1.7 Amendment to Section 4.1 (Interest). (a) Section 4.1(a) of the Credit Agreement is hereby amended by (i) deleting the phrase "(A) the Base Rate plus for the period commencing 4/1/99 and continuing through and including 12/31/99 a margin of 0.500%" in the first sentence of said Section and by substituting therefor the phrase "(A) the Base Rate plus 2.5%" and (ii) deleting the phrase "LIBOR Rate plus the Applicable Margin as set forth in Section 4.1(c)" contained in clauses (i)(B) and (ii) of said Section and by substituting therefor the phrase "LIBOR Rate plus 4%".

                  (b) Section 4.1(c) of the Credit Agreement is hereby amended by deleting said Section in its entirety and by substituting therefor the following:

                  "(c)  Intentionally Omitted.".

                  1.8 Amendment to Section 4.3 (Fees). Section 4.3(a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and by substituting therefor the following:

                  "(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate of .50% per annum on the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement and on the Revolving Credit
         Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.".

                  1.9  Amendment  to  Section  7.1  (Financial   Statements  and
Projections). Section 7.1 of the Credit Agreement is hereby amended by adding new paragraphs (e) and (f) at the end of said Section as follows:

                  "(e) Monthly Financial Statements.  As soon as practicable and in any event within (i) thirty (30) days after the end of each fiscal month of the Borrower (and within 45 days after the end of the third, sixth, ninth and twelfth such fiscal month), (A) an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal month and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal month then ended, all in reasonable detail setting forth in comparative form the corresponding figures for such fiscal month set forth in the Business Plan, prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of

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                                                                               6


         the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and (B) commencing July 30, 1999, a written report certified by a Responsible Officer setting forth the current status of the Borrower's efforts, and an update of developments since the date of delivery of the most recent such report, to consummate a transaction pursuant to an Acceptable Agreement and
         (ii) thirty (30) days after the end of each fiscal month of the Borrower, other reports and financial and operational information pursuant to a monthly monitoring package to be agreed upon by the Borrower and the Administrative Agent.

                  (f) Weekly Cash Flow. On each Wednesday, commencing on July 14, 1999, a forecast of the consolidated receipts and disbursements for the Borrower and its Subsidiaries (and separately for their U.K. and Australian operations) for the period of eight consecutive calendar weeks beginning in the week in which the applicable Wednesday occurs, together with a comparison of the actual receipts and disbursements for the immediately preceding week to the most recently forecasted receipts and disbursements for the week in which such Wednesday occurs, together with a certificate of a Responsible Officer that the proceeds of the Extensions of Credit have been used solely for expenditures of the type and in the approximate amounts set forth in the Business Plan.".

                  1.10 Amendment to Section 7.2 (Financial Statements and Projections). Section 7.2(b) of the Credit Agreement is hereby amended by adding the following phrase immediately before the period at the end of said Section:
", together with an updated accounts aging report and an updated schedule of inventory, each in form and substance reasonably acceptable to the Administrative Agent".

                  1.11 Amendment to Section 8.12 (Additional Subsidiaries; Collateral). (a) Section 8.12(b) of the Credit Agreement is hereby amended by deleting said Section in its entirety and by substituting therefor the following:

                  "(b)     Intentionally Omitted.".

                  (b) Section 8.12(c) of the Credit Agreement is hereby amended by deleting each reference to "Material Subsidiary" contained in said Section and by substituting therefor a reference to "Domestic Subsidiary".

                  1.12  Amendment  to  Article  VIII  (Affirmative   Covenants).
Article VIII of the Credit Agreement is hereby amended by adding the following new Section 8.16 at the end of said Article:

                  "SECTION 8.16 Pursuit of Transaction. Each of the Borrower and its Subsidiaries shall use its reasonable best efforts to pursue and consummate a transaction pursuant to an Acceptable Agreement and, in connection therewith, the Borrower shall provide such information and attend such meetings (and cause Bear, Stearns and Co. Inc. to participate

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                                       7


         in such meetings) as reasonably requested by the Administrative Agent or the Lenders to review and discuss such efforts.".

                  1.13 Amendment to Article IX (Financial Covenants). Article IX of the Credit Agreement is hereby amended by deleting said Article in its entirety and by substituting therefor the following:

                                   "ARTICLE IX
                               Financial Covenants

                           Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

                  SECTION 9.1 EBITDA: Permit EBITDA for any period from April 1,
         1999   through   the  dates  set  forth  below  to  be  less  than  the
         corresponding amount set forth below for such period:

                        Period                               Amount
                        ------                               ------
                  June 30, 1999                               $   0
                  September 30, 1999                          $10,200,000
                  October 31, 1999                            $14,300,000
                  December 31,1999                            $33,900,000
                  March 31, 2000                              $44,200,000

          In the case of the period ending on October 31, 1999, as soon as practicable and in any event no later than November 30, 1999, the Borrower will furnish to the Administrative Agent (with sufficient copies for each Lender) a certificate of a Responsible Officer certifying as to the Borrowers' compliance with this Section 9.1 for such period.

                  SECTION 9.2 Capital Expenditures: Permit Capital Expenditures for any fiscal quarter of the Borrower set forth below to be more than the corresponding amount (the "Base Amount") set forth below for such fiscal quarter:

                             Period                                    Amount
                             ------                                    ------

                  April 1, 1999 through June 30, 1999              $ 5,600,000
                  July 1, 1999 through September 30, 1999          $ 4,200,000
                  October 1, 1999 through December 31,1999         $ 4,300,000
                  January 1, 2000 through March 31, 2000           $ 4,500,000
                  April 1, 2000 through June 30, 2000              $ 4,700,000

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         provided,  however,  that for any fiscal  quarter of the Borrower,  the
         Base Amount for such fiscal quarter may be increased by carrying over any portion of the Base Amount not spent in the immediately preceding fiscal quarter (but not in any fiscal quarter prior thereto).".

                  1.14 Amendment to Section 10.4 (Limitations on Loans, Advances, Investments and Acquisitions). (a) Sections 10.4(c) and (h) of the Credit Agreement are hereby amended by deleting of said Sections in their entirety and by substituting therefor the following:

                  "(c)  Intentionally Omitted."; and

                  "(h)  Intentionally Omitted.".

                  (b) Section 10.4(g) of the Credit Agreement is hereby amended by adding the following phrase immediately before the semi-colon at the end of said Section: ", provided that any such investment shall not exceed $500,000 and the aggregate amount of all such investments shall not exceed $2,000,000".

                  1.15 Amendment to Section 10.5 (Limitations on Mergers and Liquidation). Section 10.5(c) of the Credit Agreement is hereby amended by adding the following phrase immediately before the semi-colon at the end of said
Section: "prior to giving effect to the Second Amendment".

                  1.16 Amendment to Section 10.6 (Limitations on Sale of Assets). Section 10.6(f) the Credit Agreement is hereby amended by deleting said
Section in its entirety and by substituting therefor the following:

                  "(f)  Intentionally Omitted.".

                  1.17 Amendment to Article X (Negative Covenants). Article X of the Credit Agreement is hereby amended by adding the following new Sections
10.12 and 10.13 at the end of said Article:

                  "SECTION 10.12 Cash Management. Fail to maintain on and after July 30, 1999 a system of cash management that concentrates in the Concentration Account on a daily basis all available funds (a) from the domestic operations of the Borrower and its Subsidiaries and (b) received by the Borrower and its Subsidiaries in the United States from the foreign operations of the Borrower and its Subsidiaries .

                  SECTION 10.13 Acceptable Agreement. Fail to deliver a fully executed Acceptable Agreement to the Administrative Agent on or before December 31, 1999.".

                  1.18  Amendment  to  Section  11.1  (Events of  Default).  (a)
Section 11.1(b) of the Credit Agreement is hereby amended by deleting the reference to "five (5) Business Days" contained in said Section and by substituting therefor a reference to "three (3) Business Days".

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                                                                               9


                  (b) Section 11.1 of the Credit Agreement is hereby amended by adding a new paragraph (o) at the end of said Section as follows:

                  "(o) Shareholder Subordinated Debt. Unless all of the Lenders otherwise consent, (i) the Loans shall not have been reduced by $30,000,000 on July 30, 1999 with the proceeds of the Shareholder Subordinated Debt as required by Section 2.3(f), (ii) any material term or provision of any Shareholder Subordinated Debt Note, or any material term of the Shareholder Subordinated Debt, is amended, restated, supplemented (including without limitation, as a result of the execution of any documents with respect thereto that are not acceptable to the Lenders), waived or otherwise modified or (iii) the Borrower or any Subsidiary makes any direct or indirect cash payment on account of the principal of, interest on or fees with respect to, the Shareholder Subordinated Debt, or redeems or acquires (including without limitation, by way of depositing with any trustee or other Person any money, securities or other property for the purpose of paying any thereof), or grants any collateral security for or guaranty of, the Shareholder Subordinated Debt.".

                  1.19 Amendment to Section 13.4 (Governing Law). Section 13.4 of the Credit Agreement is hereby amended by deleting said Section in its entirety and by substituting therefor the following:

                  "SECTION 13.4 Governing Law. This Agreement and the other Loan Documents and the rights and obligations of the parties hereunder and under the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.".

                  1.20  Amendment  to Section  13.5  (Consent to  Jurisdiction).
Section 13.5 of the Credit Agreement is hereby amended by deleting said Section in its entirety and by substituting therefor the following:

                  "SECTION  13.5  Submission  to  Jurisdiction;   Waivers.   The
         Borrower hereby irrevocably and unconditionally:

                           (a) submits for itself and its  property in any legal
                  action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                           (b) consents that any such action or  proceeding  may
                  be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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                                                                              10


                           (c) agrees that service of process in any such action
                  or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 13.1 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                           (d) agrees that nothing herein shall affect the right
                  to effect service of process in any other manner permitted by Applicable Law or shall limit the right to sue in any other jurisdiction; and

                           (e) waives,  to the maximum  extent not prohibited by
                  Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section
                  13.5 any special, exemplary, punitive or consequential damages.".

                  1.21 Amendment to Section 13.6 (Binding Arbitration; Waiver of Jury Trial). Section 13.6 of the Credit Agreement is hereby amended by deleting said Section in its entirety and by substituting therefor the following:

                  "SECTION 13.6 Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE
         AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.".

                  1.22 Amendment to Section 13.10 (Successors and Assigns; Participations) and Definition of Eligible Assignee. (a) Section 13.10(b) of the Credit Agreement is hereby amended by deleting the phrase "the consent of the Borrower (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents" contained in said Section and by substituting therefor the phrase "the consent of the Administrative Agent, which consent".

                  (b) The definition of Eligible  Assignee  contained in Section
1.1 of the Credit Agreement is hereby amended by deleting the phrase "by the Borrower and" in clause (f) of said definition.

                  SECTION 2.  WAIVER.

                  2.1 Waiver of Section 10.6 (Limitations on Sale of Assets). The Lenders hereby waive application of Section 10.6 of the Credit Agreement solely to the extent necessary to permit the Borrower to consummate the proposed sale of all of the common stock of One Zero Media, Inc., a Wholly-Owned
Subsidiary of the Borrower, provided that the foregoing waiver is conditioned upon (a) within one Business Day after the receipt of the Net Cash Proceeds of such sale, the Borrower shall apply an amount equal to such Net Cash Proceeds to prepay the Loans and (b) no Default or Event of Default shall then have occurred and be continuing or would result from consummation of such sale. The Lenders hereby waive the requirement set forth in Section 2.5(b)(ii) that the Aggregate Commitment shall be permanently reduced by an amount equal to the Net Cash Proceeds received by the Borrower in connection with the sale of One Zero Media, Inc., provided that the $2,000,000 basket contained in clause (ii) of Section 2.5(b) shall be deemed fully utilized as a result of the receipt of such Net Cash Proceeds.

                  SECTION 3.  MISCELLANEOUS.

                  3.1 Representations and Warranties; No Default. (a) After giving effect to this Amendment, the Borrower hereby represents and warrants that all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

                  (b The Borrower hereby further represents and warrants that each Domestic Subsidiary has duly executed and delivered the Security Agreement, the Guaranty Agreement and, to the extent named as a party therein, the Pledge Agreement.

                  (c) The Borrower hereby further represents and warrants that it is truly and justly indebted to the Administrative Agent and the Lenders in respect of the Obligations, without defense, counterclaim or offset of any kind.

                  3.2 Payment of Fees and Expenses. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, an amendment fee equal to $2,187,500 (the "Amendment Fee"), which shall be fully earned on the Effective Date and payable as follows: (i) $1,093,750 on the Effective Date and
(ii) $1,093,750 on the earlier of (A) July 30, 1999 and (B) the date on which the Obligations are repaid in full. Payment of the Amendment Fee shall be in addition to any and all other fees and expenses required to be paid from time to time by the Borrower to the Administrative Agent and/or the Lenders pursuant to this Amendment, the Credit Agreement or the other Loan Documents.

                  (b) The Borrower hereby agrees to pay all reasonable costs, fees and expenses of the Administrative Agent and each Lender, including the fees and expenses of financial advisors retained by the Administrative Agent and counsel retained by the Administrative Agent and each Lender, in each case incurred in connection with the transactions contemplated by this Amendment.

                  3.3 Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received the following:

                  (a) counterparts of this Amendment duly executed by the Borrower and the Lenders;

                  (b) duly executed copies of the Security Agreement, the Pledge Agreement, the Guaranty Agreement, the Registration Rights Agreement and the Warrant Agreement;

                  (c) for the account of each Lender based upon such Lender's Commitment Percentage thereof, (i) $1,093,750 of the Amendment Fee and (ii) the $781,250 balance of the amendment fee payable pursuant to the First Waiver and Agreement, dated as of April 8, 1999, under the Credit Agreement;

                  (d) payment in full of all fees and other amounts due and payable pursuant to the Credit Agreement and this Amendment, including reimbursement or payment of all reasonable fees and expenses of financial advisors retained by the Administrative Agent and counsel retained by the Administrative Agent and each Lender that, in each case, has been invoiced to the Borrower;

                  (e)  the  fully   executed   Shareholder   Subordinated   Debt
Commitment Letter, attached as Exhibit A hereto;

                  (f) for the account of each Lender based upon such Lender's Commitment Percentage thereof, Warrants to acquire 750,000 shares of the common stock of the Borrower in accordance with the terms of the Warrant Agreement; and

                  (g) evidence  reasonably  satisfactory  to the  Administrative
Agent as to compliance by the Borrower with Section 7.1(b) of the Credit Agreement with respect to the Borrower's Fiscal Year ended March 31, 1999.

                  3.4 Continuing Effect; No Other Amendments or Waivers. Except as expressly amended pursuant to this Amendment, the Credit Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the Lenders' consent or indicate their willingness to consent to any other amendment, modification or waiver of the Credit Agreement or the other Loan Documents, including without limitation, any amendment, modification or waiver of any Section amended or waived pursuant to this Amendment for any other date or time period or in connection with any other transaction.

                  3.5 Counterparts. This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  3.6 Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                    GT INTERACTIVE SOFTWARE CORP.


                                    By: /s/ WALTER PARKS
                                       -----------------------------
                                       Name: Walter Parks
                                       Title: Vice President and Chief Financial
                                              Officer


                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and Lender


                                    By: /s/ JULIA BOUHUYS
                                       -----------------------------
                                       Name: Julia Bouhuys
                                       Title: Senior Vice President


                                    EUROPEAN AMERICAN BANK


                                    By: /s/ KRISTEN BURKE
                                       -----------------------------
                                       Name: Kristen Burke
                                       Title: Vice President



                                    FLEET BANK, N.A.


                                    By: /s/ ANDREW J. MAIDMAN
                                       -----------------------------
                                       Name: Andrew J. Maidman
                                       Title: Vice President

NATIONAL BANK OF CANADA


By: /s/ KAREN A. GREXA
    ----------------------
    Name: Karen A. Grexa
    Title: Vice President


By: /s/ TIMOTHY J. SMITH
    ----------------------
    Name: Timothy J. Smith
    Title: Vice President and Manager


NATIONSBANK, N.A.


By: /s/ Jay T. Wampler
    ----------------------
    Name: Jay T. Wampler
    Title: Managing Director


THE BANK OF NOVA SCOTIA


By: /s/ S.E. LOCKHART
    ----------------------
    Name: S.E. Lockhart
    Title: Senior Relationship Manager